                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        January 29, 1999
                                                --------------------------------



                             The Maxim Group, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                              1-13099                  58-2060334
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)      (IRS Employer
of incorporation)                                          Identification No.)


210 TownPark Drive, Kennesaw, Georgia                           30144
--------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code           (678) 355-4000
                                                  ------------------------------


                                 Not applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.
------  ------------------------------------

     Effective January 29, 1999, The Maxim Group, Inc. ("Maxim") and its wholly-owned subsidiary, Image Industries, Inc. ("Image"), sold substantially all the assets of Image to Aladdin Manufacturing Corporation ("Aladdin"), a wholly-owned subsidiary of Mohawk Industries, Inc., pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement") with Aladdin. The transaction is valued at approximately $216.2 million, including the assumption by Aladdin of approximately $49.0 million of Image liabilities. Included in the purchase price is $5.0 million held in escrow pending adjustments which may result from a post-closing balance sheet audit of Image. The transaction price was determined through arms-length negotiations between Maxim and Mohawk.

     Image is a leading plastic recycler and manufacturer of polyester fiber and carpet with annual sales of approximately $190 million. Image primarily manufactures polyester residential carpet and has vertically integrated its operations into the extrusion of polyester fiber from discarded plastic soda bottles.

Item 7.  Financial Statements and Exhibits.
------   ---------------------------------

     (b) Pro Forma Financial Information:

     Introduction
     Pro Forma Condensed Consolidated Balance Sheet -- October 31, 1998 Pro Forma Condensed Consolidated Statements of Operations -- nine months ended October 31, 1998 and year ended January 31, 1998


     (c)  Exhibits:

     2.1 - Asset Purchase Agreement, dated as of November 12, 1998, as amended and restated on January 29, 1999, by and among The Maxim Group, Inc., Image Industries, Inc. and Aladdin Manufacturing Corporation.

                        Pro Forma Financial Information

Introduction

     The following unaudited pro forma condensed consolidated financial statements gives effect to the disposition of substantially all of Image's assets to Aladdin.

     The unaudited pro forma condensed consolidated balance sheet presents the financial position of Maxim at October 31, 1998 giving effect to the disposition as if it has occurred on such date. The unaudited pro forma condensed consolidated statements of operations for the nine months ended October 31, 1998 and for the year ended January 31, 1998 gives effect to the disposition as if it had occurred at the beginning of each period, respectively.

     The unaudited pro forma financial information is presented for information purposes only and it is not necessarily indicative of the financial position and results of operations that would have been achieved had the disposition been completed as of the dates indicated and is not necessarily indicative of Maxim's future financial position or results of operations.

     The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Maxim, including the related notes thereto.

                             THE MAXIM GROUP, INC.


                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                              AT OCTOBER 31, 1998

                                  (Unaudited)

                                (In Thousands)



                                     ASSETS


                                    Historical       Image (a)       Pro Forma
                                    ----------      ----------       ---------
CURRENT ASSETS:
 Cash                                $ 34,152       $  54,116         $ 88,268
 Accounts receivable                  103,312         (30,980)          72,332
 Inventory                            112,450         (43,584)          68,866
 Refundable income taxes                1,865               0            1,865
 Deferred income taxes                  6,666             753            7,419
 Prepaid expenses                      15,060          (1,272)          13,788
                                     --------       ---------         --------
       Total current assets           273,505         (20,967)         252,538

PROPERTY, PLANT, AND EQUIPMENT, NET   188,446        (110,639)          77,807

RECEIVABLES FROM MEMBERS                8,870               0            8,870

INTANGIBLE ASSETS                      51,606            (293)          51,313

OTHER ASSETS                           13,668            (676)          12,992
                                     --------       ---------         --------
       Total assets                  $536,095       $(132,575)        $403,520
                                     ========       =========         ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY


                                     Historical       Image (a)       Pro Forma
                                     ----------      ----------       ---------
CURRENT LIABILITIES:
 Current long-term debt               $110,902       $       0         $110,902
 Current capital leases                    504            (138)             366
 Accounts payable                       66,778         (14,902)          51,876
 Accrued expenses                       53,034          (6,675)          46,359
 Deposits                                5,443               0            5,443
 Deferred revenue                        2,561               0            2,561
                                      --------       ---------         --------
       Total current liabilities       239,222         (21,715)         217,507

LONG-TERM DEBT                         116,041        (115,000)           1,041

CAPITAL LEASES                           1,050            (262)             788

DEFERRED INCOME TAXES                    9,007          (9,007)               0

OTHER NONCURRENT LIABILITIES                 0               0                0
                                      --------       ---------         --------
       Total liabilities               365,320        (145,984)         219,336
                                      --------       ---------         --------
STOCKHOLDERS' EQUITY:
 Common stock                               21               0               21
 Additional paid-in capital            149,583               0          149,583
 Retained earnings                      21,171          13,409           34,580
                                      --------       ---------         --------
       Total stockholders' equity      170,775          13,409          184,184
                                      --------       ---------         --------
                                      $536,095       $(132,575)        $403,520
                                      ========       =========         ========


     (a) To record the sale and elimination of Image assets and liabilities included in the balance sheet of The Maxim Group, Inc. as of October 31, 1998.

                             THE MAXIM GROUP, INC.


           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED OCTOBER 31, 1998

                                  (Unaudited)

                   (In Thousands, Except Per Share Amounts)

                                           Historical  Image (a)  Pro Forma
                                           ----------  ---------  ---------

REVENUES                                    $464,125   $152,148    $311,977

COST OF SALES                                308,907    116,718     192,189
                                            --------   --------    --------
      Gross Profit                           155,218     35,430     119,788

SELLING, GENERAL, AND ADMINISTRATIVE         123,510     22,337     101,173

INTEREST INCOME                                 (763)      (583)       (180)

INTEREST EXPENSE                               8,917      8,469         448

OTHER                                           (307)         0        (307)

NONRECURRING CHARGES                          33,000          0      33,000
                                            --------   --------    --------
(LOSS) EARNINGS BEFORE INCOME TAX (BENEFIT)
  EXPENSE AND EXTRAORDINARY CHARGE            (9,139)     5,207     (14,346)

INCOME TAX (BENEFIT) EXPENSE                  (1,299)     2,031      (3,330)
                                            --------   --------    --------
      (Loss) earnings before
        extraordinary charge                  (7,840)     3,176     (11,016)

EXTRAORDINARY CHARGE                             377          0         377
                                            --------   --------    --------
NET (LOSS) EARNINGS                         $ (8,217)  $  3,176    $(11,393)
                                            ========   ========    ========
LOSS PER COMMON SHARE:
 Basic:
   Loss before extraordinary charge         $  (0.45)              $  (0.63)
   Extraordinary charge                        (0.02)                 (0.02)
                                            --------               --------
      Total basic loss                      $  (0.47)              $  (0.65)
                                            ========               ========
 Diluted:
   Loss before extraordinary charge         $  (0.45)              $  (0.63)
   Extraordinary charge                        (0.02)                 (0.02)
                                            --------               --------
      Total diluted loss                    $  (0.47)              $  (0.65)
                                            ========               ========
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING:
   Basic                                      17,385                 17,385
                                            ========               ========

   Diluted                                    17,385                 17,385
                                            ========               ========



       (a) To eliminate the results of operations of Image for the nine months ended October 31, 1998 and to reflect the reduction in interest expense from the application of cash proceeds against the Company's credit facility and certain other debt.

                             THE MAXIM GROUP, INC.


           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED JANUARY 31, 1998

                                  (Unaudited)

                   (In Thousands, Except Per Share Amounts)

                                              Historical  Image (a)  Pro Forma
                                              ----------  ---------  ---------

REVENUES                                       $365,127   $182,941    $182,186

COST OF SALES                                   249,381    129,202     120,179
                                               --------   --------    --------
      Gross profit                              115,746     53,739      62,007

SELLING, GENERAL, AND ADMINISTRATIVE             83,955     30,503      53,452

INTEREST INCOME                                  (1,233)      (483)       (750)

INTEREST EXPENSE                                  6,948      6,948           0

OTHER                                              (394)       426        (820)

NONRECURRING CHARGES                                  0          0           0
                                               --------   --------    --------
EARNINGS BEFORE INCOME TAX EXPENSE AND           26,470     16,345      10,125
  EXTRAORDINARY CHARGE

INCOME TAX EXPENSE                               10,314      6,375       3,939
                                               --------   --------    --------
      Earnings before extraordinary charge       16,156      9,970       6,186

EXTRAORDINARY CHARGE                                785          0         785
                                               --------   --------    --------
NET EARNINGS                                   $ 15,371   $  9,970    $  5,401
                                               ========   ========    ========
EARNINGS PER COMMON SHARE:
 Basic:
   Earnings before extraordinary charge        $   1.00               $   0.38
   Extraordinary charge                           (0.05)                 (0.05)
                                               --------               --------
      Total basic earnings                     $   0.95               $   0.33
                                               ========               ========
 Diluted:
   Earnings before extraordinary charge        $   0.96               $   0.37
   Extraordinary charge                           (0.04)                 (0.04)
                                               --------               --------
      Total diluted earnings                   $   0.92               $   0.33
                                               ========               ========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING:
   Basic                                         16,158                 16,158
                                               ========               ========

   Diluted                                       16,766                 16,766
                                               ========               ========



       (a) To eliminate the results of operations of Image for the year ended January 31, 1998 and to reflect the reduction in interest expense from the application of cash proceeds against the Company's credit facility and certain other debt.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    THE MAXIM GROUP, INC.


                                    By: /s/ Thomas P. Leahey
                                       ---------------------------------
                                       Thomas P. Leahey
                                       Executive Vice President, Finance

Dated: February 12, 1999

                                 EXHIBIT INDEX


Exhibit No.    Description of Exhibit
-------------  ----------------------
     2.1       Asset Purchase Agreement, dated as of November 12, 1998, as amended and restated on January 29, 1999, by and among The Maxim
               Group, Inc., Image Industries, Inc. and Aladdin Manufacturing
               Corporation.